Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silver Bull Resources, Inc. (the "Company") of our report dated January 19, 2016 relating to the audit of the consolidated financial statements for the year ended October 31, 2015 and 2014, which appears in the Company's Form 10-K for the year ended October 31, 2015.

/s/ Hein & Associates LLP
Hein & Associates LLP

Denver, Colorado
October 24, 2016